Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

Baiya International Group Inc

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class A Ordinary Shares, par value $0.0025 per share (post Reverse Stock Split)	(1)	457(a)	4,000,000	$4.45	$17,800,000.00	0.0001381	$2,458.18
Fees Previously Paid	Equity	Class A Ordinary Shares, par value $0.0001 per share (Pre Reverse Stock Split)		457(a)	100,000,000	$0.1593	$15,930,000.00		$2,199.93

Total Offering Amounts:							$33,730,000.00		4,658.11
Total Fees Previously Paid:									2,199.93
Total Fee Offsets:									2,199.93
Net Fee Due:									$258.25

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Offering Note(s)

(1)	Consists of 4,000,000 Class A Ordinary Shares that are available to be issued and sold by the Company to the Selling Shareholder from time to time pursuant to a standby equity subscription agreement, dated as of November 5, 2025, between the Company and the Selling Shareholder, subject to satisfaction of the conditions set forth therein. On December 29, 2025, we effected the Reverse Stock Split at a ratio of 1-for-25 and the numbers in this exhibit account for the Reverse Stock Split.

Estimated in accordance with Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee based on the average of the high and low sales price per share of Class A Ordinary Shares as reported on the Nasdaq Capital Market on January 23, 2026 (such date being within five business days of the date that this registration statement was filed with the Securities and Exchange Commission).

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)
Fee Offset Claims		(1)	F-1	333-292480	12/30/2025		$2,199.93				$	$
Fee Offset Sources	Baiya International Group Inc.		F-1	333-292480		12/30/2025							2,199.93

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Explanation of the basis for claimed offset:

(1)	Estimated in accordance with Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee based on the average of the high and low sales price per share of Class A Ordinary Shares (pre Reverse Stock Split) as reported on the Nasdaq Capital Market on December 23, 2025 (such date being within five business days of the date that this registration statement was filed with the Securities and Exchange Commission).